Exhibit 10.3

                            PARTICIPATION AGREEMENT

                         Portion of Main Pass Block 275


     This Participation Agreement ("Agreement") is made and entered into effective as of the 13th day of December, 2006 (the "Effective Date"), by and between Newfield Exploration Company ("Newfield") and Ridgewood Energy Corporation ("Ridgewood"). Newfield and Ridgewood are also sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party".


                                   WITNESSETH:

     WHEREAS, Apache Corporation ("Apache"), (referred to as the "MP 275 Owner") owns one hundred percent (100%) operating rights interest in the following described portion of oil and gas lease and area, hereinafter referred to as the "Contract Area":

     Oil and Gas Lease dated September 1, 1995, bearing serial number OCS-G 15395, by and between the United States of America, acting through the Director, Bureau of Land Management, as Lessor, and Vastar Resources, Inc., as Lessee, covering all of Block 275, Main Pass Area, South and East Addition, INSOFAR AND ONLY INSOFAR AS said lease covers the SW/4 and further limited to those depths from the surface down to 11,400' TVD or the stratigraphic equivalent depth of the top of the 11,100' sand as seen at 11,051' TVD in OCS-G 15395 A-2 well, whichever is shallower, and further limited to the area situated Southward of the Northwest-Southeast Fault, immediately south and separate from the A-1 ST well and Northwest of the A-2 well.

     WHEREAS, Newfield and the Apache entered into that certain Option Agreement, dated September 21, 2005 ("Option Agreement"), which provided the Apache the option to either (i) participate with Newfield in drilling a test well on the Contract Area or (ii) farmout the Contract Area to Newfield.

     WHEREAS, pursuant to the Option Agreement, Apache elected to farmout the Contract Area to Newfield, and Newfield has entered into a formal farmout agreement with Apache dated effective July 7, 2006 ("Farmout Agreement") covering the Contract Area, which will provide that Apache shall reserve an overriding royalty interest ("ORRI") of 8.3333% of 6/6ths, but proportionately in the event that Apache owns less than one hundred percent (100%) of the record title and/or operating rights in the Contract Area which Newfield may earn. A copy of the Farmout Agreement is attached hereto as Exhibit "A";

     WHEREAS, Ridgewood agrees to bear its proportionate share of drilling costs associated with the Initial Test Well (defined in Paragraph 3.1 hereinbelow) in order to earn an interest in the Contract Area, pursuant to the terms and conditions of this Agreement and the Farmout Agreement.

     WHEREAS, the Parties desire to enter into this Agreement to set forth the manner in which the cost of drilling, producing and operating wells, and the production from the Contract Area and interest in the Contract Area shall be shared and/or owned.

     NOW, THEREFORE, for the consideration, being the mutual benefits and advantages accruing hereunder, the sufficiency of which is hereby acknowledged, the Parties agree as follows:


                       Article 1 - Interest of the Parties
                       -----------------------------------

     The costs, risk and liabilities associated with the exploration and development of the Contract Area (including all wells, platforms, pipelines, facilities and equipment associated directly with the specified operations herein) and all oil and gas produced from wells drilled pursuant to the terms hereof, shall be borne and owned, subject to the terms and conditions set out herein and in the Option Agreement and the Farmout Agreement, and unless otherwise agreed, by the Parties in accordance with the following percentage working interests ("Working Interests"):

           Party                   Working Interests
           -----                   -----------------

          Newfield                      50.000%
          Ridgewood                     50.000%

* Subject to an obligation to pay a disproportionate share of Initial Test Well costs, as further described in Article 3.


                         Article 2 - Operating Agreement
                         -------------------------------

     2.1 Newfield is designated as the Operator of the Contract Area, and all operations conducted on the Contract Area shall be performed in accordance with and shall be subject to the terms and provisions of this Agreement, the Farmout Agreement and the Operating Agreement attached hereto as Exhibit "B" ("Operating Agreement"). The Parties shall execute the Operating Agreement simultaneously with this Agreement.

     2.2 Notwithstanding anything herein to the contrary, the non-consent penalties set forth in Article XII of the Operating Agreement shall not be applicable to drilling operations on the Initial Test Well, or substitute therefor, prior to the Parties drilling an Earning Well (as hereinafter defined).


                          Article 3 - Initial Test Well
                          -----------------------------

     3.1 On or before January 1, 2007, Newfield shall commence actual drilling operations for the Main Pass 275 (OCS-G-15395) No. 3 Well at an approximate surface location of 2,474 FSL and 5,656 FWL of Main Pass 275 and bottom-hole location of 2,977' FSL and 5,320' FWL of Main Pass 275, ("Initial Test Well"). The Initial Test Well shall be drilled to an approximate depth of 11,200' TVD, or a depth sufficient to test the 10,800' sand, whichever depth is shallower ("Contract Depth").

     3.2 As additional consideration for the opportunity to earn its Working Interest in the Contract Area, the Parties will pay the following percentages of the costs to drill the Initial Test Well to Casing Point (as described in Article 3.3 below):

                 Newfield                  33.3333%
                 Ridgewood                 66.6667%

     The dry hole cost for the Initial Test Well is estimated to be $9,454,931.00 ("Dry Hole Cost") as outlined in the drilling authorization for expenditure ("AFE") for the Initial Test Well attached hereto as Exhibit "C". By its execution of this Agreement, Ridgewood has approved the AFE. Ridgewood's disproportionate cost sharing will cease once cumulative costs and expenses for the Initial Test Well, and if drilled, the substitute well therefore, exceeds 115% of the actual Dry Hole Cost being $10,873,170, or the well reaches Casing Point, whichever is less. Thereafter Newfield will bear its 50% and Ridgewood will bear its 50% share of subsequent costs, subject to the non-consent rights set out in the Operating Agreement.

     3.3 Casing Point is defined as that point in time when the Initial Test Well, or substitute well therefor, has been drilled to the Contract Depth, appropriate tests have been performed and a recommendation is made to (i) set casing and complete the well, (ii) plug and abandon the well or (iii) conduct other operations as provided within the priority of operations outlined within the Operating Agreement.

     3.4 If the Initial Test Well is either, i) unable to reach the Contract Depth due to encountering domal material, heaving shale, saltwater, salt or other impenetrable substance, or suffers any adverse condition (mechanical, structural, stratigraphic or otherwise) in drilling said well, which substance or condition cannot be overcome at a reasonable cost by means considered customary or ordinary in the industry; or, ii) plugged and abandoned as a dry hole, then any Party shall have the right to propose a substitute well in the same manner as provided for hereinabove. Each Party shall have the option, but not the obligation, to participate in such substitute well; however, if a Party elects not to participate in a substitute well, it shall forfeit its rights under this Agreement, and in the Farmout Agreement. If actual drilling operations are commenced on the substitute well within ninety (90) days from the date of rig release of the Initial Test Well, then said well shall be considered the Initial Test Well for purposes of this Agreement.


                 Article 4 - Assignment and Assumption of Rights
                 -----------------------------------------------

     4.1 Newfield shall obtain Apache's written consent to assignment, by Newfield to Ridgewood, of a 50.000% interest in the rights, duties and obligations conferred by the Farmout Agreement.

     4.2 Upon Ridgewood's participation pursuant to the terms and conditions set forth herein and in the Farmout Agreement, and upon the Party drilling an Earning Well (as defined in the Farmout Agreement) and satisfying the Earning Requirements defined and set out in the Farmout Agreement, the Party who participated in the Earning Well, and the full satisfaction of the Earning Requirements, shall receive from Apache, an assignment of Apache's Working Interest share of the operating rights interest in the Contract Area, from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one hundred (100) feet.

     4.3 The interests assigned to the Party pursuant hereto shall be subject only to the federal 1/6th royalty (subject to any applicable royalty relief granted by the Minerals Management Service), the Apache ORRI, shall be free and clear of any other overriding royalty interest, production payments, or other burdens on production. The Farmout Agreement provides that Apache's assignment of interest in the Contract Area shall contain a special warranty of title whereby Apache shall warrant title to the assigned interest by, through, or under Apache, but not otherwise.


                       Article 5 - Ownership of Production
                       -----------------------------------

     Production from each well drilled on the Contract Area will be owned pursuant to the terms of this Agreement, the Farmout Agreement and the Operating Agreement.


                              Article 6 - Insurance
                              ---------------------

     In connection with any drilling and/or production operations on the Contract Area, the Operator shall carry the type and amount of insurance required by the Farmout Agreement and the Operating Agreement. No other insurance shall be required of the Operator hereunder.


                           Article 7 - Confidentiality
                           ---------------------------

     Except for required disclosures as provided in the Operating Agreement, or the Farmout Agreement, no Party shall release any geological, geophysical, or reservoir information or any logs or other information pertaining to the progress, tests, or results of any well drilled pursuant to this Agreement.


                              Article 8 - Conflicts
                              ---------------------

     Unless provided for otherwise in this Agreement, in the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Farmout Agreement, the terms and conditions set forth in the Farmout Agreement shall control. In the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Operating Agreement, the terms and condition set forth herein shall control.


                               Article 9 - Notices
                               -------------------

     All notices, requests or demands to be given under this Agreement shall be in writing and shall be deemed to have been given (i) three (3) business days after being sent by registered mail or certified mail, postage prepaid, or (ii) on the day sent, if hand delivered or sent by facsimile, with receipt confirmed and verbal confirmation, in each case addressed as follows or to such other address as may have been furnished in writing to the other Parties hereto in accordance herewith:

     If to Newfield:
     --------------
     Newfield Exploration Company
     363 N. Sam Houston Pkwy. E., Suite 2020
     Houston, Texas 77060
     Attention: Ms. Christina Linscomb
     Office Phone: (281) 847-6074
     Fax Number: (281) 405-4207

     If to Ridgewood:
     -----------------
     Ridgewood Energy Corporation
     11700 Old Katy Road, Suite 280
     Houston, Texas 77079
     Attn: Mr. Greg Tabor
     Office Phone: (281) 293-8449
     Fax Number: .(281) 293-7705


                          Article 10 - Topical Headings
                          -----------------------------

     Topical headings appearing at the top of each numbered article have been inserted for convenience only and are to be given no force or affect whatsoever in the interpretation of this Agreement.


                       Article 11 - Successors and Assigns
                       -----------------------------------

     This Agreement shall be binding upon each Party and their successors and assigns. An assignment by a Party of any lands affected by this Agreement shall be made expressly subject to, and the assignee shall expressly agree to assume and comply with, the terms and provisions of this Agreement, the Farmout Agreement and the Operating Agreement.


                       Article 12 - Counterpart Execution
                       ----------------------------------

     This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument. However, this Agreement shall not be effective as to any Party, until it has been executed by all Parties.

     IN WITNESS WHEREOF, this instrument is executed by each of the Parties on the dates noted below, but shall be effective as of the Effective Date hereinabove first written.



WITNESSES:                          NEWFIELD EXPLORATION COMPANY


/s/ Rachelle Taylor                      By: /s/ W.M. Blumenshine
---------------------                    ------------------------
                                         Name: W.M. Blumenshine
/s/ Rhonda Vaughn                        Title: Attorney-in-Fact
---------------------





WITNESSES:                               RIDGEWOOD ENERGY CORPORATION


/s/ Randy Bennett                        By: /s/ W. Greg Tabor
---------------------                    ------------------------
                                         Name: W Greg Tabor
/s/ Harvey Dupry                         Title: Executive Vice President
---------------------

                                   EXHIBIT "A"

                                 [NEWFIELD LOGO]

                                December 19, 2006

Christina Barker Linscomb
Landmark

     Apache Corporation
     2000 Post Oak Blvd., Suite 100
     Houston, TX 77056
     Attn. Mr. Darrell Donaldson

            Re: Farmout Agreement
                Main Pass Block 275; OCS-G 15395
                Federal Offshore Louisiana

     Gentlemen:

     The Farmout Agreement dated July 7, 2006, between Newfield Exploration Company and Apache Corporation provides that subject to rig availability, weather conditions and acquiring all necessary permits, Newfield shal1 commence the drilling of the OCS-G 15395 No. A-3 Well ("Initial Test Well") on the Lease on or before January 1, 2007.

     The Ocean Summit has been contracted to drill the Initial Test Well and is currently under tow to the Main Pass Area, but has been delayed by weather.

     Due to the delay of the Ocean Summit, Newfield respectfully requests an extension to commence drilling the Initial Test Well until January 30, 2006.

     If you an in agreement to extend the commencement date of the Initial Test Well, please indicate your approval by executing in the space below and returning one copy to the undersigned at your earliest convenience.

     Sincerely,

     /s/ Chris Linscomb
     Christina B. Linscomb


     AGREED TO ON THIS 21ST DAY OF DECEMBER, 2006.

     APACHE CORPORATION

     By: /s/ C.R. Harden
     Name: C.R. Harden
     Title: Land Manager, Gulf Coast Region

        Newfield Exploration Company 363 N. Sam Houston Pkwy E Suite 2020
             Houston, Texas 77060 (281) 647-6074 Fax (281) 405-4207

                                   EXHIBIT "A"

Attached to and made a part of that certain Participation Agreement dated December 13, 2006 by and between Newfield Exploration Company and Ridgewood Energy Corporation

                                FARMOUT AGREEMENT
                            MAIN PASS AREA, BLOCK 275
                               OFFSHORE LOUISIANA

This Farmout Agreement ("Agreement") is entered into the 7th day of July, 2006 (the "Effective Date"), between Apache Corporation ("Farmor") and Newfield Exploration Company ("Farmee"). Farmor and Farmee and their respective successors and assignees (if any) may sometimes individually be referred to as "Party" and collectively as the "Parties". This Agreement is entered into by the parties hereto pursuant to that certain Option Agreement executed by Farmor and Farmee and dated September 21, 2005.

                                   WITNESSETH:

WHEREAS, Farmor is the owner of OCS-15395, dated effective September 1, 1995, between the United States of America, acting through the Director, Bureau of Land Management, as LESSOR, and Vastar Resources, Inc., as LESSEE, covering and affecting lands described as all of Block 275, Main Pass Area, containing 4994.55 acres, more or less (the "Lease"); and

WHEREAS, Farmor is willing to assign and transfer to Farmee the right to acquire one hundred percent (100%) of Farmor's interests in the Lease limited to the Southwest Quarter (SW/4), INSOFAR AND ONLY INSOFAR as the lease covers depths from the surface down to 11,400' TVD or the stratigraphic equivalent depth of the top of the 11,100' sand as seen at 11,051' TVD in the Vastar Resources, Inc.'s OCS-G 15395 A-2 Well, whichever is shallower, and further limited to the area situated Southward of the Northwest-Southeast Fault, immediately south and separate from the.A-1 ST well, and northwest of the A-2 well ("Contract Area"), in accordance with the terms set forth herein and Farmee wishes to acquire such interest; and

WHEREAS, Farmee represents and warrants to Farmor that Farmee is duly qualified with the United States Minerals Management Service ("MMS") to do business in the Outer Continental Shelf, Gulf of Mexico; and

WHEREAS, this Agreement implements an election by Farmor, pursuant to that certain Option Agreement dated September 21, 2005, between the Parties, to farmout its interest in the Contract Area and not to participate in Farmee's proposed OCS-G 15395 Well No. A-3.


NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations set out below and to be performed, the Parties agree as follows:

                                       I.
                                INITIAL TEST WELL
                                -----------------

A. Subject to rig availability, weather conditions and acquiring all necessary permits, Farmee will commence or cause to be commenced the drilling of the OCS-G 15395 Well No. A-3 ("Initial Test Well") on or before January 1, 2007, from the MP 275 A Platform at a surface location of 2,474' FSL and 5,656' FWL of Main Pass Block 275. The well will be drilled in accordance with Farmee's AFE No. 10400 and to a proposed depth of 11, 200' TVD or to a depth sufficient to test the 10,800' sand, whichever is lesser, with a BHL location of approximately 2,977' FSL and 5,320' FWL of Main Pass Block 275 ("Objective Depth").

B. Farmee shall not commence operations under this Agreement until Farmor has received a fully executed copy of this Agreement, Farmee has been designated as Operator for conducting operations under this Agreement and Farmee has acquired all the necessary permits.

C. The Initial Test Well, Subsequent well(s) or any Substitute Well (defined in Section II below) drilled under the terms of this Agreement, shall be drilled free of any cost and/or liability of any kind or character to Farmor, and all risk, liability, costs or expenses incurred in connection with drilling, testing, completing, operating and associated tie-in of said well(s) and/or plugging or abandoning said well(s) shall be borne solely by Farmee.

D. Notwithstanding anything as stated in this Agreement above, Farmee shall have the right, but shall not be obligated to drill or commence drilling the Initial Test Well of any other well under the terms of this Agreement. If Farmee fails to timely commence drilling the Initial Test Well, Farmee will suffer no penalty other than the forfeiture of all rights under this Agreement.

                                       II.
                     SUBSTITUTE WELL AND SUBSEQUENT WELL(S)
                     --------------------------------------

A. If, during the drilling of the Initial Test Well or a Substitute Well (as defined in this paragraph), Farmee encounters impenetrable substances or conditions, including loss of the hole due to mechanical difficulties, which in the opinion of a reasonably prudent Operator under the same or similar conditions would render further drilling impractical or hazardous, and such condition prevents further drilling of the well, Farmee may commence another well ("Substitute Well"), provided actual drilling of this Substitute Well is commenced within one hundred and twenty (120) days after release of the drilling rig and is drilled pursuant to all the terms and provisions of this Agreement applicable to the well for which it is substituted.

B. If the Initial Test Well or any Substitute Well therefore reaches Objective Depth but does not qualify as an Earning Well as described in Section III below, Farmee shall have the continuing right to drill a further additional well ("Subsequent Well") on the Contract Area provided that each such Subsequent Well shall be subject to all the terms and provisions of this Agreement, and further provided that Farmee commences actual drilling operations on such Subsequent Well within one hundred and eighty (180) days from the release of the drilling rig used for the prior well.

C. After drilling the Earning Well, Farmee shall have the right, but not the obligation, to drill additional wells (an "Additional Well") within the Contract Area, provided that Farmee commences drilling operations on such well or wells within one hundred and eighty (180) days of completion or plugging of the last well drilled, to earn deeper depths if the Earning Well was not drilled to Deepest Earning Depth (defined in Section II below).

                                      III.
                                 INTEREST EARNED
                                 ---------------

A. Should Farmee drill the Initial Test Well or a Subsequent Well (or a Substitute Well for either the Initial Test Well or a Subsequent Well) to the Objective Depth, comply with the terms of this Agreement, and the well meets the criteria of a well capable of commercial production as provided under 30 CFR
250.115 or 30 CFR.250 116 (or if not meeting these qualification requirements the Farmee nevertheless completes and equips said well for the production) and Farmee commences actual production within one (1) year of release of the drilling rig, then said well shall be deemed the "Earning Well" and Farmor shall execute and deliver to Farmee an assignment in the operating rights to the Contract Area. The Assignment shall:

     1. be prepared by Farmor and delivered to Farmee within sixty (60) days of a well being deemed and Earning Well, with the effective date of the assignment being the date that the well is deemed an Earning Well;

     2. be without warranty of title, statutory, express or implied, other than a limited warranty by, through and under Farmor, and subject only to the MMS reserved royalty interest, and the ORRI, as hereinafter defined, reserved by Farmor as provided in Section III.A.6 below and any overriding royalty interest of other burdens affecting the Contract Area and filed of record as of April 28, 2005;

     3.   be subject to the approval of the authorized officer of the MMS;

     4. convey to Farmee all of Farmor's interest in and to the operating rights in the Contract Area, from the surface to the stratigraphic equivalent of the total depth drilled in the Earning Well plus one-hundred feet (100'), (the "Assigned Premises"). Notwithstanding the above, in no event shall Farmee earn an interest in depths below the depth of 11,400' TVD or the stratigraphic equivalent depth of the top of the 11,100' sand as seen at 11,051' TVD in the Vastar Resources, Inc.'s OCS-G 15395 A-2 Well, whichever is shallower (the "Deepest Earning Depth");

     5. reserve to Farmor all rights to drill through the Assigned Premises in order to explore, develop and/or operate all rights owned by Farmor below the Assigned Premises or on lands pooled, or to be pooled, unitized or communitized therewith; and

     6. reserve to Farmor an overriding royalty interest ("ORRI") in the Assigned Premises, including the Earning Well, of eight and one-third percent (8.33333%) of al liquid and/or gaseous hydrocarbon substances produced and/or saved, either through testing or production within the Assigned Premises.

B. Farmor's ORRI shall be computed in the same manner and paid at the same time as the Lessor's royalty under the Lease and shall be free and clear of al royalty (other than MMS royalty), overriding royalty, and other burdens associated with production and all costs and expenses of drilling and production, except that the ORRI shall be charged with and bear its proportionate part of ad valorem, production, severance; excise and other similar taxes on production. In the event the interest owned by Farmor in the Assigned Premises is less than a full leasehold interest, then the ORRI retained by Farmor and the interest earned by Farmee shall be proportionately reduced.

C. Farmee shall not earn an interest in nor assume any additional liability associated with any well, platform, facility, or pipeline currently located on the Lease or within the Contract Area, except as may be provided in Sections IV or VI of this Agreement or under any production handling agreement or platform sublease agreement to be entered into pursuant to this Agreement. Except as provided Sections IV and VI of this Agreement or under any production handling agreement or platform sublease agreement to be entered into pursuant to this Agreement, Apache shall retain one hundred percent (100%) of its rights, liabilities and interests in any such well, platform, facility or pipeline(s) currently located on the Lease or within the Contract Area as of the date hereof, including, but not limited to, the obligation to abandon same.

D. The purpose of this paragraph is to set out the conditions under which Farmee may produce oil and/or gas production from the Contract Area.

     1. Exhibit "C" attached hereto sets forth each of the producing reservoirs ("PDP Zones"), and proved developed behind pipe reservoirs ("PDBP Zones") encountered in either of the Main Pass 275 A-1 and A-2 wellbores (the Apache Wells") and the corresponding bottom hole pressures in the applicable Apache Well(s) with respect to each PDP Zone.

     2. Farmor will not produce or cause to be produced any new wells or sidetrack existing any wells on MP 275 which would compete with or drain reserves discovered by any wells drilled pursuant to this Farmout Agreement in which Newfield is allowed to produce under the provision of Section III.D.4. below.

     3. Farmee may drill wells to any zones in the Contract Area. In the event the Initial Test Well, Substitute Well or any Additional Well encounters a PDBP Zone, Farmee agrees not to produce such PDBP Zone until such time as all Apache Well(s) have ceased to produce from such zone.

     4. In the event the Initial Test Well, Substitute Well or any Additional Well encounters a PDP Zone, Farmee will take a bottom hole pressure in such well in such PDP Zone (such pressure to be obtained through MDT or equivalent pressure testing tool or actual stabilized shut in bottom hole pressure as measured by a downhole pressure gauge). Farmee will adjust such measured bottom hole pressure to account for any difference in true vertical depth between the PDP Zone in the Initial Test Well, Substitute Well or any Additional Well and the mid point of the perforations in the PDP Zone in the Apache Well(s) so that the pressures will be compared at a common datum. Farmee will calculate this adjustment by subtracting the true vertical depth subsea of the PDP in the Initial Test Well, Substitute Well or any Additional Well from the true vertical depth subsea of the midpoint of the perforations of PDP Zone in the Apache Well(s), and multiplying such difference in true vertical depth by the appropriate pressure gradient as determined through the above mentioned pressure measurement techniques, or in the absence of measured pressure gradients then at 0.15 psi/ft. If such adjusted bottom hole pressure is greater than or equal to the result obtained by subtracting 250 psi from the original bottom hole pressure for the corresponding PDP Zone in the applicable Apache Well(s) (as set forth on Exhibit "C")., then Farmee may produce that PDFP Zone from such well without delay. Should the adjusted bottom hole pressure for the PDP Zone in the Initial Test Well, Substitute Well or any Additional Well be more than 250 psi below the original bottom hole pressure for the corresponding PDP Zone in the applicable Apache Well(s) (as set forth on Exhibit "C"), then Farmee may not produce such well in such PDP Zone until such PDP Zone ceases to produce from the Apache Well(s) or is abandoned to a different zone. In the event Farmee is prohibited from immediately producing any PDP Zone because of the conditions contained in this paragraph, then notwithstanding the above, Farmee may make a written request that Farmor permit Farmee to produce oil and/or gas production from such PDP Zone, provided, however, Farmor may at its sole discretion withhold such consent.

E. In the event Farmee fails to commence production from the Earning Well (or any subsequent well drilled pursuant to the Agreement) within two (2) years from rig release on the Earning Well then, unless (i) Farmee can demonstrate a good faith effort on its part in attempting to initiate the sale of production from Contract Area or (ii) Farmee's production is delayed under Section III.D. above, Farmee will reassign to Farmor any interest assigned to Farmee in the Contract Area.

F. Upon the total cessation of production from all wells drilled under this Agreement for consecutive period of one hundred twenty days (120) days, during which period of time no operations are being conducted on the Contract Area in a good faith effort to re-establish production, or one hundred twenty (120) days after completion of any good faith effort to reestablish production, Farmee will reassign to Farmor any interest earned under this Agreement unless Farmee can demonstrate to Farmor that reasonable circumstances exist which prohibit Farmee from conducting operations to re-establish production, but that Farmee is preparing to conduct such operations no later than one hundred fifty (150) days following such total cessation of production.

G. Any interest assigned from Farmee to Farmor shall be free and. clear of any liens, claims or other .burdens created by, through or under Farmee.

                                       IV.
                          PRODUCTION HANDLING AND FEES
                          ----------------------------

A. Subject to Farmor's facility and equipment capacity limitations, Farmee shall have the option, but not the obligation, to process its Contract Area production through Farmor's existing production handling facilities located on Main Pass Block 289. Farmor and Farmee shall endeavor and attempt to enter into a mutually acceptable production handling agreement which will incorporate, among other provisions, processing and handling rates of .13/mcf for gas, $.85/bbl for oil and condensate, $.85/bbl for water, $.05/mcf per stage of compression and a monthly operating fee of $10,000;00 for the first well and $5,000.00 for each additional well for manned facility or $12,500.00 for the first well and $5,000.00 for each additional well for an unmanned facility (collectively "Fees"). In any month in which there is production from the Contract Area, and there is sufficient available facility and equipment capacity, and if the Fees excluding the monthly contract operating fee do not equal or exceed $12,500.00 in any calendar month, then a minimum fee of $12,500.00 will be charged to Farmee in lieu of fees based upon throughput for such month, regardless of actual throughput. In any month in which there is no production from the Contract Area and there is sufficient available facility and equipment capacity to meet the minimum monthly fee, the minimum monthly fee shall not exceed $7,500.00. The Fees (excluding the minimum monthly fee) will be adjusted on the first day of April of each year, beginning in April, 2007, by the relevant increases or decreases in the Overhead Adjustment Index as such is published by the council of Petroleum Accountant societies or COPAS (the "COPAS Index").

B. To the extent equipment or facilities on Farmor's Platform must be installed, redesigned or modified in order to accommodate production from any well(s) drilled pursuant to this Agreement, all costs and expenses associated therewith shall be borne by the parties participating in the drilling of any such well(s) in proportion to their working interest. Notwithstanding anything contained herein to the contrary, in the event Farmor processes its gas at third party facilities, then Farmor shall not be obligated to provide production handling services as provided in this paragraph.

C. Notwithstanding the above, in the event Farmor determines in its sole discretion that it is uneconomic to continue to process the Farmee's production at Farmor's production facilities, then Farmor discontinue the production handling services upon thirty (30) days' written notice to Farmee. In such case, and subject to any priority rights under existing agreements, Farmor and Farmee will attempt to negotiate (i) the terms of a purchase and sale agreement for the sale of the production facilities and platform to Farmee; or (ii) or platform sublease agreement to allow continued production from wells drilled pursuant to this Agreement. In the event the parties cannot reach an agreement within ninety
(90) days after Farmor's notice to Farmee as provided above, then the production handling agreement shall terminate.

                                       V.
                                  DOWNTIME FEES
                                  -------------

A. In addition to the Fees as provided in Section 3.(a), Farmee shall pay a downtime fee ("Downtime Fee") to Farmor as compensation for the production downtime attributable to Farmor's production (not to include third part PHA revenue or volumes) which is required to be shut-in due to operations conducted on any well(s) drill pursuant to this Option Agreement. The Downtime Fee shall be calculated on an hourly basis as follows:

          Total Downtime Fee = (AxB) x C
                               ---------
                                  45x24

          Where:

          A = number of hours of Downtime per Downtime event less the initial forty eight (48) hours of downtime at no charge
          B = Processor's total daily net working interest production in mcf for previous forty-five (45) days
          C = Processor's average commodity sale price (net of any transportation, gathering fuel and other marketing costs which would have been reasonable incurred), during the period of any Downtime

Notwithstanding the above, the Downtime Fee shall be charged for the first forty-eight (48) hours of downtime and the Downtime Fee will be capped at seventy-two (72) hours production equivalent at which time Farmor, it its option, may recommence its production that was shut-in as a result of the one hundred twenty (120) hour downtime.

                                       VI.
                                    SLOT FEES
                                    ---------

A. To the extent Farmee intends to utilize an available open slot on a Farmor platform, Farmee shall pay a slot fee equal to $100,000 gross per well per slot utilized to Farmor on behalf of the platform owners. In addition, Farmee will be responsible for its proportionate share (based on Farmee's working interest in such well(s) of all plugging and abandonment (P&A) costs in accordance with MMS requirements associated with any well(s) drilled from an existing slot of a Farmor platform or any existing wellbore from an Farmor platform which may be re-entered and sidetracked. Farmee further agrees that it will not sidetrack any existing well(s) without first obtaining Farmor's prior written consent. Should Farmee re-enter and sidetrack an existing well from the Farmor platform, Farmee's assumption of P&A liability for such wells will be in lieu of the slot fee.

                                      VII.
                            INFORMATION REQUIREMENTS
                            ------------------------

Farmee shall deliver to Farmor, free of cost, the information set out in Exhibit "A", attached hereto, and all other geological and geophysical, engineering, technical, production test, exploratory, and reservoir information, and any logs or other information and data that Farmee might acquire from the Initial Test Well or any other well drilled by Farmee hereunder but only to the extent that such information is not restricted by licensing agreements.


                                      VIII.
                                 CONFIDENTIALITY
                                 ---------------

A. The term "Confidential Information" shall mean any and all information delivered by Farmee to Farmor pursuant to Section VII above include any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs. Confidential Information shall be the property of the Parties and shall be maintained by Farmor as confidential for a period of two (2) years from the effective date of this Agreement or until such information is made public by a governmental authority, whichever is earlier. Each Party shall use at least the same degree of care in protecting the Confidential Information as it uses in protecting its own proprietary materials.

B. Farmor shall not have any obligation to limit disclosure or use of any portion of. Confidential Information which:

     1.   is already in Farmor's possession prior to receipt hereunder;

     2. is now in or hereafter becomes publicly available through no fault of Farmor;

     3. is disclosed to Farmor without obligation of confidence by a third party which has the right to make such disclosure; or

     4. is independently developed by or for Farmor without reference to Confidential Information received under this Agreement.

C. Any Party may make Confidential Information available to third parties without the consent of the other Party as follows:

     1. to a consultant or engineering firm for hydrocarbon reserve or other technical evaluation; analysis or interpretation or for reprocessing, provided that such consultant or engineering firm is not allowed to retain a copy of the Confidential Information after completion of its services and agrees in writing to treat it as confidential;

     2. to show, but not provide copies, to a third party with which a Party is negotiating sale of all or part of its interest in the Contract Area, or a possible merger or consolidation or sale of its business operations; provided that such third party or parties agree in writing to hold all such Confidential Information in confidence. In the event of completion of a transaction contemplated by this Section VIII.C.2., a copy of all Confidential Information may be provided to the successor in interest of such Party and such Party may also retain copies for the Confidential Information with all the rights and obligations which it had prior to the completion of the transaction;

     3. to show and provide copies of the Confidential Information to an Affiliate (as hereinafter defined) or financial institutions provided that such Affiliate or financial institutions agree to be bound by the confidentiality provisions of this Agreement. "Affiliate" shall mean any company or legal entity which (i) controls either directly or indirectly a Party, or (ii) which is controlled directly or indirectly by such Party, or (iii) is directly or indirectly controlled by a company or entity which directly or indirectly controls such Party. "Control" means the right to exercise fifty percent (50%) or more of the voting rights in the appointment of the directors or managers of such company or legal entity.

     4. to show the Confidential Information to and provide copies thereof to agencies of federal and state governments having jurisdiction to the extent required by applicable law, rule or regulation, provided that such Party shall take all actions to require the confidential treatment of the Confidential Information which is disclosed.

                                       IX.
                                CONSENT TO ASSIGN
                                -----------------

Except for assignments to affiliates of Farmee, internal partners of Farmee or financial institutions as part of a financing arrangement, Farmee may not assign any rights under this Agreement without the prior written consent of Farmor, and any assignment made without such consent shall be void. Such request shall contain the name, address and percentage of participation of the proposed assignee. Should Farmee request Farmor's consent to assign to a willing and financially able party, Farmor's consent shall not be unreasonably withheld. Notwithstanding Farmor's consent to assign, Farmee shall remain fully liable to Farmor for the performance of all obligations incurred prior to the effective date of the assignment under this Agreement. All assignments shall be made expressly subject to this Agreement and Farmor, shall not be, under any obligation to recognize any assignment of this Agreement pursuant to the terms hereof unless and until it has received from Farmee a true and correct copy of same and assignee has ratified this Agreement.

                                       X.
                                    INDEMNITY
                                    ---------

FARMEE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD FARMOR, ITS AFFILIATES AND CONTRACTORS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS AND ASSIGNS HARMLESS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, FROM AND AGAINST ANY CLAIMS, LIABILITIES, AND LOSSES FOR INJURY, DEATH OR DAMAGE OF EVERY KIND AND CHARACTER TO PERSONS, PROPERTY OR THE ENVIRONMENT (INCLUDING, BUT NOT LIMITED TO THE COST OF LITIGATION AND ATTORNEY'S FEES INCURRED IN CONNECTION WITH THE SAME) ARISING OUT OF OR IN CONNECTION WITH FARMEE'S OPERATIONS CONDUCTED. ON THE LEASE PURSUANT TO THE TERMS OF THIS AGREEMENT, OR FARMEE, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESNETATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS, AND ASSIGNS; PROVIDED THAT IF ANY SUIT IS FILED ON ANY CLAM, FARMEE SHALL IMMEDIATELY NOTIFY FARMOR OR PERMIT FARMOR TO PARTICIPATE IN THE DEFENSE THEREOF WITHOUT WAIVER OR IMPAIRMENT OF FARMEE INDEMNITIES TO FARMOR; HOWEVER,THE ABOVE SHALL NOT APPLY TO FARMOR IN THE EVENT OF FARMOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                       XI.
                            ASSUMPTION OF LIABILITIES
                            -------------------------

A. It is understood that Farmee shall assume all duties, responsibilities and liabilities in connection with all of its operations on the Contract Area limited to the interests subject to this Agreement, and that Farmee shall perform all duties and make any and all filings and reports as necessary or required by permits in connection with the drilling and plugging and abandoning of any well or wells drilled under the terms of this Agreement. FARMEE DOES HEREBY AGREE TO DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS FARMOR FROM AND AGIANST ANY SUCH DUTIES, RESPONSIBILITIES AND LIABILITIES.

B. Although Farmor, as the current Operator, will provide Farmee copies of permits and site data (including any shallow hazard surveys, bathymetry reports, and any soil boring reports) if and when available, FARMOR MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA SO FURNISHED. FARMEE HEREBY EXPRESSLY ASSUMES THE RISK OF THE INNACCURACY OR INCOMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA ASSUMES
THE RISK OF THE INACCURACY OR INCOMPLETENESS OF SUCH INFORMATION, WAIVES ANY CLAIMS AGAINST FARMOR REGARDING SUCH INFORMATION, PERMITS OR DATA, AND ACKNOWLEDGES THAT, WITHOUT SUCH WAIVER, FARMOR WOULD NOT FURNISH SUCH INFORMATION, PERMITS OR DATA.

C. Notwithstanding the above, neither Party hereto shall be liable in an action initiated by one (1) against the other for special, indirect, consequential, exemplary or punitive damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however same may be caused.

                                      XII.
                                SEVERAL LIABILITY
                                -----------------

The Parties hereby agree that the respective obligations and liabilities of the Parties under this Agreement shall be several, not joint or collective, and each Party shall be responsible for its own obligations. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, agency or association between the Parties or to render them liable as partners, agents or associates.

                                      XIII.
                                   COMPLIANCE
                                   ----------

Farmee shall comply with all laws and regulations applicable to any activities carried out by Farmee under the provisions of this Agreement and any amendments hereto. Farmee agrees to immediately notify Farmor of any material failures to comply with applicable laws or regulations, AND AGREES TO RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS FARMOR FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEMANDS, ORDERS, JUDGMENTS, NOTICES, DAMAGES OR OTHER MATTERS, WHETHER SIMILAR OR DISSIMILAR IN NATURE WHICH MAY ARISE FROM FARMEE'S FAILURE TO COMPLY WITH SUCH LAWS AND REGULATIONS.

                                      XIV.
                                    INSURANCE
                                    ---------

A. During the term of this Agreement, Farmee shall maintain insurance coverage, with reasonable deductibles and insurers acceptable to Farmor, as set forth in Exhibit "B ". Farmee shall also require its contractors and subcontractors to carry prudent insurance coverage for the types of operations undertaken. Any deficiencies in the insurance policies of Farmee's contractors and subcontractors shall be the sole responsibility of Farmee. It is expressly understood and agreed that the coverages required in Exhibit "B" represent Farmee's minimum insurance requirements and are not to be construed to fund or limit the liability of any indemnity obligations that are undertaken by Farmee in this Agreement.

B. With respect to the liabilities assumed in this Agreement, the insurers of the specified policies of insurance hereunder, including those insurance policies required of Farmee's contractors and/or subcontractors, shall waive their rights of subrogation against Farmor, their subsidiary and affiliated companies, their directors, officers, employees, agents, representatives, invitees, co-lessees, co-owners, partners, joint venturers, contractors and subcontractors, and their insurers, and each of their respective successors, spouses, relatives, dependents, heirs and estates.

C. With respect to the liabilities assumed in this Agreement, the insurers of the specified policies of insurance required hereunder shall include Farmor and their subsidiary and affiliated companies as additional insureds. However, this provision shall not apply to the Workers' Compensation policies of either Farmee or of its contractors and/or subcontractors.

D. Prior to any .work commencing under this Agreement, Farmee shall furnish Farmor with certificates of insurance indicating that the required insurance policies are in full force, and that such policies shall not be cancelled without (30) days prior written notice to Farmor.

                                       XV.
                               REPORTING ACCURACY
                               ------------------

All financial settlements, billings and reports rendered to Farmor by Farmee and all bills given to Farmee by Farmor pursuant to this Agreement and/or any amendments, shall reflect properly the facts about all activities and transactions. Each Party agrees to notify the other Party promptly upon discovery of any instance where it has reason to believe data supplied is no longer accurate or complete.

                                      XVI.
                                  AUDIT RIGHTS
                                  ------------

Farmor, upon written notice to Farmee, shall have the right, for a period of twenty-four (24) months from the end of the calendar year in which a payout statement or ORRI disbursement is or should have been received, to audit Farmee's records of all proceeds, ORRI disbursements and the rights of Farmor pursuant to this Agreement.

                                      XVII.
                                  WELL TAKOVER
                                  ------------

A. If Farmee elects to permanently abandon any well drilled under this Agreement provided that Farmee does not wish to use the well to sidetrack, deepen or otherwise utilize the wellbore for its own account as a Substitute Well or Additional Well, then Farmor shall have the option to take over said well for any purpose. If Farmee elects to abandon such a well, it shall give notice to Farmor within forty-eight (48) hours (inclusive of weekends and holidays) of making its decision to so abandon. Within ten (10) business days after receipt of such notice, or if a drilling rig is on location, within forty-eight (48) hours, inclusive of weekends and holidays, Farmor shall notify Farmee whether it elects to exercise its option. Failure to respond timely shall be deemed a negative election.

B. If Farmor exercises the option to take over the well, it shall be entitled to operate the well in conjunction with any facilities which are or would have been connected with operation of the well, and Farmor shall further be entitled to produce the well from any zone, formation, or reservoir previously encountered in the well to be taken over whether or not the zone, formation, or reservoir has been previously completed. In the event Farmor exercises such well takeover option, it shall pay Farmee the salvage value of the well and associated equipment (including the salvage value of the platform and facilities associated with the well), if any, less the estimated costs of salvaging and shall thereafter assume all further risk, responsibility and expense of plugging and abandoning the well. If Farmor elects not to take over the well, then Farmee shall thereafter promptly plug and abandon it and any associated flowline or pipeline in accordance with all the rules and regulations of the MMS.

                                     XVIII.
                              RIGHTS TO PRODUCTION
                              --------------------

Each Party shall own and have the right to receive in-kind and to separately dispose of its proportionate share of the oil and gas production from Assigned Premises.

                                      XIX.
                           LEASE MAINTENANCE PAYMENTS
                           --------------------------

Farmor shall pay any rentals and/or minimum royalty necessary to perpetuate the Lease; provided however, Farmor may be relieved of such obligation at such time as all wells on the Lease in which Farmor has a working interest are no longer capable of producing in Farmor's sole judgment and Farmor give Farmee notice at least sixty (60) days prior to any payment due date, and thereafter Farmee shall be responsiblefor such payments. Upon the written request of a non-paying Party, the Party responsible for making the rental or minimum royalty payments shall provide proof of any such payment.

                                       XX.
                                 APPLICABLE LAW
                                 --------------

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN DISREGARDING ANY CONFLICT OF LAWS RULE WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED, HOWEVER, THAT NO LAW, THEORY, OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH, OR REDUCE THE EFFECTIVENESS OF THE WAIVER OF DAMAGES PROVIDED IN THE PRECEDING SECTION XI.C ABOVE, IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH WAIVER IS TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONTDUCT, STRICT LIABILITY OR OTHER LEGAL FAULT OF PARTY. In the event this Agreement or such operations, or any part thereof, contemplated hereby are found to be inconsistent with or contrary to any such laws, rules, regulations or orders, the laws, rules, regulations or orders shall be deemed to control and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

                                      XXI.
                                  MISCELLANEOUS
                                  -------------

A. Except as otherwise provided for in this Agreement and the Option Agreement, this Agreement contains and comprises the entire agreement between the Parties regarding the Lease and Contract Area and supersedes any previous negotiations or documents related thereto. Any amendments, changes or modifications to the rights and obligations of the Parties hereto shall be in writing and shall be effective only when agreed in writing by all Parties. Farmor makes no warranty, statutory; express or implied, with respect to its ownership in the Lease, except by, through or under Farmor.

B. The section headings used herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular section.

C. All notices given hereunder, except information as specified in Exhibit "A", shall be given to the Parties at the following addresses:

                     Apache Corporation
                     2000 Post Oak Blvd, Suite 100
                     Houston, TX 77056
                     Attn:    Land Manager - Offshore Region
                     Telephone:        (713) 296-6349
                     Facsimile:        (713) 296-7024

                     Newfield Exploration Company
                     363 N. Sam Houston Parkway E, Suite 2020
                     Houston, Texas 77060
                     Attn:    Land Manager - Gulf of Mexico
                     Telephone:        (281) 847-6131
                     Facsimile:        (281) 847-6094

D. All notices hereunder shall be deemed given for all purposes if in writing and delivered personally, sent by documented mail or overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number set forth above, and deemed delivered when received.

E. All obligations imposed by this Agreement on each Party, except for the payment of money and providing of indemnification, shall be suspended and all periods of time for exercising any rights hereunder shall be extended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, hurricane, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by governmental action or governmental delay; by inability to obtain a rig or secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute ("Force Majeure"). Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party, giving full particulars of the reason for such suspension or extension, and such Party shall thereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible. If necessary to maintain the Lease (or either of them) in full force and effect, Farmor will provide Farmee with all reasonable assistance in filing for and seeking MMS approval of a Suspension of Operations/Production ("SOP") (or such other documents, applications and requisite governmental permits) to cover a time period adequate to allow Farmee to obtain all necessary drilling permits and until a rig is in place. In the event an SOP is obtained, which extends the time period during which drilling operations and/or production must be commenced or obtained in order to maintain the Lease, the Parties shall amend the first paragraph of Section I of this Agreement to make the mandatory commencement date for the Initial Test Well consistent with any extension provided under the MMS-approved SOP or other authority.

F. Any overriding royalty, production payment, or net profits interest burden that may be created by Farmor subsequent to the date of the Letter of Intent dated April 28, 2005 other than the ORRI reserved by Farmor under this Agreement ("Excess Burdens") shall not burden, in any manner, the interests that Farmee may earn.

G. The Exhibits to this Agreement, listed below, are hereby incorporated herein for all intents and purposes.

          Exhibit "A" -- Well Information
          Exhibit "B" -- Farmee's Insurance Provisions
          Exhibit "C" -- Existing Reservoirs

If the foregoing terns and conditions are acceptable to Farmee, please execute and return an original to.

FARMOR

Apache Corporation

By: /s/ C. R. Harden
    ----------------
Name:   C. R. Harden
Title:  Land Manager - Gulf Coast Region
Date: 7/17/06
     --------

FARMEE

Newfield Exploration Company

By: /s/ W. M. Blumenshine
    ---------------------
Name:   W. M. Blumenshine
Title:  Land Manager
Date:   8/2/2006
     -----------

                                 EXHIBIT "A"

  Attached to and made a part of that certain Farmout Agreement between Apache
        Corporation and Newfield Exploration Company dated July 7, 2006


                          WELL INFORMATION REQUIREMENTS
                           FOR NON-OPERATED PROPERTIES

TO:               Newfield Exploration Company
PROSPECT:         Main Pass Block 275
                  OCS-G 15395, Farmout Wells
OFFSHORE/STATE:   Offshore Louisiana

PLEASE SEND THE NUTMBER OF COPIES INDICATED FOR EACH OF THE DATA LISTED BELOW
TO:

                          Apache Corporation
                          2000 Post Oak Blvd., Suite 100
                          Houston, Texas 77056-4400
                          Attn: Joe Young
                          ---------------

                            PRIOR TO SPUDDING - DATA
--------------------------------------------------------------------------------
No. of Copies
-------------
        1         Application for Well Permit
        1         Wellsite Survey Plat
        1         Drilling AFE with Drilling Program
        1         Drilling Geological Prognosis
        1         Notice of Spudding

                                 AFTER SPUDDING
--------------------------------------------------------------------------------
                  Daily Well Report:
                  E-mail to:   Joe Young       at joe.young@apachecorp.com
                               Dan Moore       at daniel.moore@apachecorp.com
                               Kathy Mangum    at kathy.mangum@apachecorp.com

Daily transmission of mud log data and MWD/LWD data e-mailed to Joe Young and Dan Moore.
        1         LAS Format w/TIFF images
        2         DST or FT Data
        3         Field Print of all Log Runs
        2         Preliminary Core and Fluid Analyses
        2         Directional Surveys
        1         Notice of Abandonment
        1         Completion Program

                                DURING COMPLETION
--------------------------------------------------------------------------------
No. of Copies
-------------
        3         All Logs Run After Setting Production Casing
        3         Perforation Records
        3         Complete Description of Stimulation Treatments
        3         Daily Reports during Production

                         AFTER COMPLETION OR ABANDONMENT
--------------------------------------------------------------------------------
NUMBER OF COPIES
----------------
        3         Drilling and Completion Reports, DST Charts
        3         Final Copies of:
                  Fluid and Core Analyses
                  Sample Descriptions
                  Paleo
                  Mud Logs
                  Directional Surveys, etc.
        6         Final hard copies of 1"& 5" Log Prints 1 CD with TIFF images of all wireline
                  logs & tests
        1         Composite LAS Format on CD Rom
        1         Copies of all Reports Sent to Regulatory Bodies

ADDITIONALLY:
-------------
          All 1" and 5" logs through all objective and other hydrocarbon bearing sands after being logged, should be e-mailed or faxed to:

                  Joe Young at joe.young@apachecorp.com
                  Dan Moore at daniel.moore@apachecorp.com

                  Joe Young at fax: (713) 296-6461 (routine office hours)

          Any digital well data from the rig (i.e. log curves, directional survey information) should be e-mailed to joe.young@apachecorp.com


          PRIOR TO LOGGING, PLEASE NOTIFY:
          Geologist:
          ----------
          Joe Young              Office:    (713) 296-6567
                                 Home:      (281) 360-9568
                                 Cell:      (713) 501-9866
          Reservoir Engineer:
          -------------------
          Dan Moore              Office:    (713) 296-6351
                                 Home:      (281) 373-9044
                                 Cell:      (281) 627-0312

                                   EXHIBIT "B"
      Attached to and made a part of that certain Farmout Agreement between Apache Corporation and Newfield Exploration Company dated July 7, 2006

                          FARMEE'S INSURANCE PROVISIONS

Farmee shall secure and maintain and/or cause its contractors and subcontractors to arrange and maintain the following insurance coverages:

     A. Farmee will ensure that all personnel, whether employees, agents, representatives, consultants, contractors or subcontractors involved with the operations contemplated in, this Agreement are covered by Worker's Compensation and Employer's Liability Insurance in accordance with all applicable federal, state and maritime laws (including the Longshoremen's and Harbor Worker's' Act and its extension by the Outer Continental Shelf Lands Act, the Death on the High Seas Act and the Jones Act) covering Farmee's personnel, with limits for Employer's Liability Insurance, including Maritime Employer's Liability, of not less than $1,000,000 per occurrence. If applicable, such insurance shall include a territorial extension covering the area of the Gulf of Mexico where the operations under this Agreement are to be performed.

     B. General Liability Insurance, with limits of liability for bodily injury and property damage of not less than $1,000,000 any occurrence. Such insurance shall provide coverage for pollution liability and contractual liability, and should also include the following:
     1. Territorial extension to include coverage for the area of the Gulf of Mexico where the operations under this Agreement are to be performed.
     2. "In rem" endorsement, stating that an action "in rem" shall be treated as a claim against the insured "in personam"

     C. Aircraft Liability Insurance for any of Farmee's operations that may require the use of aircraft, including helicopters, secured by either Farmee or the aircraft owner, with a combined single limit of no less than $5,000,000 per occurrence covering public liability, passenger liability, and property damage liability. Such insurance shall cover all owned and non-owned aircraft, including helicopters, used by Farmee or its contractors or subcontractors in connection with its operations contemplated in this Agreement.

     D. Excess liability insurance over the liability insurance policies listed above with limits of not less than $25,000,000.

     E. During any drilling, completion, plugging, workover or recompletion activity on any well drilled hereunder, Operator's Extra Expense insurance, with a minimum limit of $35,000,000, which includes coverage for Control of Well, Pollution Liability and Cleanup, Deliberate Well Firing, Making Wells Safe and voluntary Removal of Wreck/Debris whether such removal is at the request of a government authority of Farmor.

     F. Vessel P&I and Hull Insurance secured by Farmee or the vessel owner for all vessels owned, chartered or operated by Farmee, its contractors or subcontractors in performance of operations contemplated in this Agreement secured by either Farmee or the vessel owner. The Hull insurance shall be in an amount equal to the value of the vessel(s), and the P&I insurance shall be in an amount equal to the value of the vessel(s) or $10,000,000, whichever is greater.

     G. With respect to its offshore operations, Farmee shall comply with all applicable governmental regulations including the demonstration of Oil Spill Financial Responsibility for its offshore facilities. Farmor has agreed to undertake the obligation to assume OSFR demonstration to the MMS on behalf of Farmee with respect to the operations contemplated herein.
     H. Operators Care Custody and Control Limit of not less than $2,000,000.



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